Exhibit 23.4

Consent of Independent Auditors

The Board of Directors

New Media Investment Group Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, TX

December 19, 2014